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                                                                    EXHIBIT 99.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated February 19, 1999 with respect to the consolidated financial statements of Inframetrics Inc. and Subsidiaries for the years ended December 31, 1998 and 1997, included in the Annual Report on Form 10-K of FLIR Systems, Inc. for the year ended December 31, 2000.

                                                               /s/ Ernst & Young

Boston, Massachusetts
March 29, 2001